UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

Bay Banks of Virginia, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Bay Banks letterhead]

April 9, 2004

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Bay Banks of Virginia, Inc. on May 17, 2004, at 1:00 p.m., at Indian Creek Yacht & Country Club, Kilmarnock, Virginia. We would be pleased to have you as our guest for a buffet luncheon starting at 12:00 p.m. If you wish to attend, please indicate this on the enclosed luncheon reservation card that must be returned with your completed proxy. This will allow us to have an accurate count of those joining us for the luncheon.

The primary business of the meeting will be the election of three directors of the Company and the ratification of the appointment of independent auditors, as more fully explained in the accompanying proxy statement.

During the meeting, we also will report to you on the condition and performance of the Company and its subsidiaries, the Bank of Lancaster and Bay Trust Company. You will have an opportunity to question management on matters that affect the interests of all stockholders.

We hope you can join us for the luncheon and attend the Annual Meeting on May 17, 2004. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope.

Your vote is important.

Thank you for your interest in the Company’s affairs. As always, we are most grateful for your continuing support of Bay Banks of Virginia.

Sincerely,

/s/ Ammon G. Dunton, Jr.	/s/ Austin L. Roberts, III

Ammon G. Dunton, Jr.	Austin L. Roberts, III
Chairman of the Board	President and Chief Executive Officer

BAY BANKS OF VIRGINIA, INC.

100 South Main Street

Kilmarnock, Virginia 22482

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 17, 2004

To Our Stockholders:

The Annual Meeting of Stockholders of Bay Banks of Virginia, Inc. (the “Company”) will be held at Indian Creek Yacht & Country Club, Kilmarnock, Virginia, on May 17, 2004 at 1:00 p.m. for the following purposes:

1.	To elect three (3) Class III directors, each to serve a three-year term;

2.	To ratify the selection of Yount, Hyde & Barbour P.C., independent certified public accountants, as auditors of the Company for the year ending December 31, 2004; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 29, 2004 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors

/s/ Hazel S. Farmer

Hazel S. Farmer
Corporate Secretary

April 9, 2004

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR

NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

BAY BANKS OF VIRGINIA, INC.

100 S. Main Street

Kilmarnock, Virginia 22482

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 17, 2004

GENERAL

The enclosed proxy is solicited by the Board of Directors of Bay Banks of Virginia, Inc. (the “Company”), the holding company for the Bank of Lancaster and Bay Trust Company (together, the “Subsidiaries”), for the Company’s Annual Meeting of Stockholders to be held on May 17, 2004, at the time and place and for the purposes set forth in the accompanying Notice of the Annual Meeting or any adjournment thereof. The approximate mailing date of this Proxy Statement and accompanying proxy is April 9, 2004.

Revocation and Voting of Proxies

Execution of a proxy will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. Any stockholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A stockholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Rights and Solicitation

Only stockholders of record at the close of business on March 29, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote on March 29, 2004 was 2,331,918. The Company has no other class of stock outstanding. A 60% majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business.

Each share of common stock entitles the record-holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary may be made in person, by telephone, or special letter by officers and regular employees of the Company, acting without compensation other than regular compensation.

Principal Stockholders

The only beneficial owner of 5% or more of the outstanding common stock of the Company is the Bay Banks of Virginia Employee Stock Ownership Trust (the “Trust”), which owns 136,591 shares, or 5.9% of the Company’s common stock. The Trust was established pursuant to the Company’s Employee Stock Ownership Plan (“ESOP”). Two members of the Board of Directors of the Company and one director of Bank of Lancaster (the “Bank”) are trustees of the ESOP. As of March 29, 2004, all shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions will be voted in the same ratio on any matter as to those shares for which instructions are given.

PROPOSAL ONE — ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes (I, II and III). The term of office for Class III directors will expire at the Annual Meeting and the nominees to serve as Class III directors are set forth below. Of the Class III nominees, only Ammon G. Dunton, Jr. currently serves as a director of the Company. The Board has also nominated Robert C. Berry and Richard A. Farmar, III to serve as Class III directors. If elected, the nominees will serve until the Annual Meeting of Stockholders held in 2007.

The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason any of the persons named as nominees below should become unavailable to serve, an event that management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate.

The Board of Directors recommends the nominees, as set forth below, for election. The Board of Directors recommends that stockholders vote FOR the nominees. The three nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.

Name (Age)	Company Director Since	Principal Occupation During Past Five Years
Class III (Nominees):

Robert C. Berry (59)	—	President and Chief Executive Officer of Bay Trust Company since February 2001; Previously Vice President and Manager of the Huntington Trust Office of City National Bank, West Virginia, and head of investments for the City National Bank Trust Department.

Ammon G. Dunton, Jr. (68)	1997	Chairman of the Board of the Company and the Bank; Attorney, Senior Partner of Dunton, Simmons & Dunton, White Stone, VA

Richard A. Farmar, III (46)	—	President of BH Baird Insurance Agency, Warsaw, VA

Other Directors Not Standing For Election At This Time:

Class I (Directors Serving Until the 2005 Annual Meeting):

Austin L. Roberts, III (57)	1997	President and Chief Executive Officer of the Company and the Bank

A. Wayne Saunders (67)	2000	Secretary and Treasurer of MD Associates (medical billing), Kilmarnock, VA, and retired Certified Public Accountant
Class II (Directors Serving Until the 2006 Meeting):

Weston F. Conley, Jr. (69)	1997	Chairman of RCV Seafood Corporation (seafood processor and wholesaler), Morattico, VA

Thomas A. Gosse (57)	1997	President and Chief Executive Officer of Northern Neck Insurance Company, Irvington, VA

The term of William A. Creager will expire at the Annual Meeting. Mr. Creager, who will not stand for re-election pursuant to the Bank’s bylaw regarding retirement of directors, will assume the honorary position of Director Emeritus. The Company and the remaining Board members express their sincere appreciation and gratitude to Mr. Creager, who has served as a director of the Company since 1997.

Board of Directors and Committees

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties, including the attendance at Board and committee meetings. During 2003, there were nine meetings of the Board of Directors. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and its committees. Directors are encouraged to attend stockholders meetings, and all directors attended the 2003 Annual Meeting of Stockholders.

There are no family relationships among any of the directors or among any directors and any officer. None of the directors serve as directors of other publicly-held companies.

The Board of Directors has, among others, a standing Compensation Committee and Audit Committee.

Compensation Committee. The Compensation Committee consists of A. Wayne Saunders, William A. Creager, Ammon G. Dunton, Jr. and Austin L. Roberts, III. In addition, certain directors of the Company’s subsidiaries have been appointed as voting members of the Compensation Committee. They are Robert C. Berry, President and Chief Executive Officer of Bay Trust Company (the “Trust Company”), Allen C. Marple and Charles H. Rotert, Jr. of the Trust Company Board, and David W. Cheek of the Bank Board. The function of this committee is to recommend the compensation to be paid to the executive officers of the Company. It also administers the stock option plans for the benefit of such officers and directors eligible to participate in such plans. The Compensation Committee met four times during 2003.

Audit Committee. The Audit Committee consists of A. Wayne Saunders, Weston F. Conley, Jr., William A. Creager, and two non-voting members, Ammon G. Dunton, Jr. and Austin L. Roberts, III. In addition, certain directors of the Company’s subsidiaries have been appointed as voting members of the Audit Committee. They are Allen C. Marple and Charles H. Rotert, Jr. of the Trust Company Board.

As required, at least three members of the Audit Committee meet the requirements for independence as set forth in Nasdaq’s definition of “independent director,” and meet the definition of an independent director as set forth in the Sarbanes-Oxley Act of 2002. Specifically, Directors Saunders, Conley, Creager, Morris, and Rotert are each independent, by definition. In addition, none have participated in the preparation of the financial statements of the Company or any Subsidiary of the Company at any time during the past three years.

The audit committee is chaired by A. Wayne Saunders, a Certified Public Accountant. Mr. Saunders is the Secretary and Treasurer for MD Associates, a medical billing company, located in Kilmarnock, Virginia. Prior to becoming affiliated with MD Associates, Mr. Saunders was the principal partner of A.W. Saunders, CPA. Mr. Saunders was also the Manager of Cost Accounting for Phillip Morris, USA, with responsibilities that included accounting for the expenses of each of the manufacturing plants within the Phillip Morris USA family of companies. Mr. Saunders brings a diversity of financial knowledge and expertise to the Audit Committee and in 2003 was duly voted upon and elected as the “audit committee financial expert” for the Audit Committee of Bay Banks of Virginia.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent accounting firm. Accordingly, the independent accounting firm reports directly to the Audit Committee of the Company. It is the responsibility of the Audit Committee to recommend the selection of the Company’s independent accountants, to approve the scope of the independent accountants’ audit, to review the reports of examination by the regulatory agencies, the independent accountants and the internal auditor, and to issue its report to the Board of Directors of the Company. The Audit Committee met five times during 2003. A copy of the Audit Committee’s charter is attached as Appendix A to this Proxy Statement.

Nominating Committee and Procedures

The Company’s Board of Directors does not have a standing nominating committee. The Board of Directors does not believe that it is necessary to have a nominating committee because it has determined that the functions of a nominating committee can be adequately performed by its independent members and that stockholders are best served by having such directors participate in the selection of board nominees.

In accordance with the Company’s By-Laws, nominations for the election of directors shall be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by U.S. mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 120 days prior to the date of the anniversary of the immediately preceding Annual Meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. The above procedures are in addition to the procedures regarding inclusion of stockholder proposals in proxy materials set forth in “Stockholder Proposals” in this Proxy Statement.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company and time available for meetings and consultation on Company matters. The independent directors seek a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the company, and its stockholders. The independent directors, along with the other board members as appropriate, evaluate potential nominees, whether proposed by stockholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing other relevant information. Candidates whose evaluations are favorable are then chosen by a majority of the independent directors to be recommended for selection by the full Board. The full Board then selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at an annual meeting.

Directors’ Compensation

Non-employee directors of the Company receive an annual retainer of $3,500 and $350 for each meeting of the Company’s Board of Directors. Directors who are employees of the Company, the Bank or Trust Company are not compensated for attendance at Board or Committee meetings. The Chairman of the Board, Mr. Ammon G. Dunton, Jr., is a Company and Bank employee. As an employee, he received $45,000 in compensation in 2003, but received no annual retainer, board or committee attendance fees from the Company or the Subsidiaries.

In accordance with the 1998 Non-Employee Directors Stock Option Plan, each of the twelve non-employee directors of the Company and the Subsidiaries were granted in May 2003 stock options for 250 shares of the Company’s common stock at its then fair market value. This plan, which reserves a total of 25,000 shares of common stock of the Company, provides that each non-employee director of the Company and the Subsidiaries is eligible to receive a stock option grant for 250 shares in May of each year during the term of the plan.

OWNERSHIP OF COMPANY COMMON STOCK

The following table sets forth, as of March 29, 2004, certain information with respect to the beneficial ownership of Company common stock held by each director and nominee and by the directors and all executive officers as a group.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Robert C. Berry	4,414	(2)(7)	*
Weston F. Conley, Jr.	63,123	(2)(4)	2.7%
William A. Creager	8,600	(2)(4)	*
Ammon G. Dunton, Jr.	85,472	(2)(3)	3.7%
Richard A. Farmar, III	7,695	(2)(5)	*
Thomas A. Gosse	6,600	(2)(4)	*
Austin L. Roberts, III	37,644	(2)(6)	1.6%
A. Wayne Saunders	4,144	(4)	*
All directors and executive officers as a group	225,802	(2)	9.7%

*	Represents less than 1% of Company common stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.
(2)	Includes shares held by affiliated corporations, close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Berry, 900 shares; Mr. Creager, 1,600 shares; Mr. Conley, 14,750 shares; Mr. Dunton, 42,566 shares; Mr. Roberts, 8,340 shares; Mr. Farmar, 3,376 shares and Mr. Gosse, 2,800 shares.
(3)	Includes 3,106 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans.
(4)	Includes 3,000 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans.
(5)	Includes 2,000 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans.
(6)	Includes 26,714 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans.
(7)	Includes 2,814 shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s stock option plans.

EXECUTIVE COMPENSATION

No officer receives compensation from the Company. All compensation is paid through the Subsidiaries.

The following table presents compensation information on the President and Chief Executive Officer of the Company and the Bank. No other executive officer of the Company or the Bank earned over $100,000 in salary and bonus in 2003.

Summary Compensation Table

Name and Principal Position+	Year	Annual Compensation (1)		Long-Term Compensation Awards Securities Underlying Options (2)	All Other Compensation (3)
		Salary	Bonus
Austin L. Roberts, III	2003	$175,000	—	—	$6,493
President and CEO	2002	160,000	—	3,500	8,386
	2001	145,000	$17,145	3,000	8,766

(1)	Mr. Roberts did not receive perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of his salary and bonus.
(2)	The Company’s stock option plan does not permit the granting of restricted stock awards or stock appreciation rights, and it is the Company’s only stock-based long-term compensation plan currently in effect in which employees may participate.
(3)	Consists of for 2003: (i) $4,199 accrued on behalf of Mr. Roberts by the Bank under the 401(k) Plan; and (ii) $2,294 contributed by the Company to Mr. Roberts under the Company’s ESOP.

Stock Option Grants in 2003

The Company’s stock option plan provides for the granting of incentive stock options to executive officers and key employees of the Company and the Subsidiaries. No stock options were granted to Mr. Roberts during 2003.

Stock Option Exercises in 2003 and Year-End Option Values

The following table shows certain information with respect to the number and value of unexercised options at year-end held by Mr. Roberts.

Name	Number of Shares Acquired on Exercise	Value Realized (1)	Number of Shares Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Austin L. Roberts, III	-0-	$-0-	26,714	-0-	$87,465	$-0-

(1)	Calculated by subtracting the exercise price from the fair market value of the stock as of the exercise date.
(2)	Calculated by subtracting the exercise price from the fair market value of the stock at December 31, 2003.

Benefit Plans

Pension Plan. The Company has a non-contributory defined benefit pension plan (the “Pension Plan”) which covers substantially all salaried employees who have reached the age of twenty-one and who have completed one year of service. The normal retirement age is 65, but participants may elect early retirement at 55 after 10 years of service at reduced levels of benefits and disability retirement after 10 years of service at full levels of benefits. Vesting is 100% after 5 years of service.

The following table provides information concerning estimated annual benefits that are payable to covered employees at normal retirement age under the terms of the Pension Plan, based on the compensation and years of service classifications specified below. The Pension Plan benefits shown in the table are computed on the basis of a straight life annuity beginning at age 65.

5 Year Average	Years of Service
Salary	15	20	25	30	35
$25,000	$3,750	$5,000	$6,250	$6,250	$6,250
50,000	8,133	10,844	13,556	13,556	13,556
75,000	14,508	19,344	24,181	24,181	24,181
100,000	20,883	27,844	34,806	34,806	34,806
125,000	27,258	36,344	45,431	45,431	45,431
150,000	33,633	44,844	56,056	56,056	56,056
175,000	40,008	53,344	66,681	66,681	66,681
200,000	46,383	61,844	77,306	77,306	77,306
and above

The remuneration covered by the Pension Plan is an employee’s “final average earnings” which, under the terms of the Pension Plan is defined to be the average of the highest five consecutive calendar years of base salary (reported as “Salary” in the Summary Compensation Table above) earned by the employee during the ten calendar years prior to his or her date of retirement, termination, disability or death. A participant’s monthly retirement benefit (if they have twenty-five years of credited service at their normal retirement date) is 25% of their final average salary, plus an additional 18.75% if it is in excess of the participant’s Social Security covered salary. The Social Security covered salary is the average of the participant’s working lifetime prior to the year the participant attains his or her Social Security retirement age. Cash benefits under the Pension Plan generally commence on retirement, death or other termination of employment and are payable in various forms at the election of the participant.

Based on current salary levels and assuming retirement at the normal retirement age of 65, it is estimated that the annual retirement benefit for Mr. Roberts will be $52,948. The final average salary, and the respective years of service as of October 1, 2003 for Mr. Roberts were $155,136 and 13 years, respectively.

401(k) Plan. The Subsidiaries have a contributory 401(k) plan. All salaried employees are eligible to participate after having worked six months consecutively and there is no age requirement. Participants may elect to defer between 1% and 15% of their base compensation, which will be contributed to the plan, providing the amount deferred does not exceed the dollar maximum election deferral for each year. The Subsidiaries’ match is 100% up to a 2% deferral; the subsidiaries will provide a 25% match on employee contributions between 2% and 4% of salary. Under the plan, an employee is vested in a Subsidiary’s contribution by 20% after two years and 20% each year thereafter for the next four years of service. If an employee leaves prior to the two-year period, he or she forfeits any accrued match contribution.

Distributions to participants are made at death, retirement or other termination of employment in a lump sum payment. The plan permits certain in-service withdrawals. Normal retirement age is considered

65; early retirement is considered at 55 with 10 years of vested service; disability retirement has no age requirements but a service requirement of 10 years of vested service.

Stock Option Plans. The Company has three stock option plans for employees, the 2003 plan, the 1994 plan and the 1985 plan. (The 1985 plan has expired, but certain options deemed earned are still exercisable as outlined below.) The 2003 and 1994 plans provide for the earning of incentive stock options by key employees of the Company upon successful completion of agreed upon goals. The Compensation Committee of the Company makes allocations under the plan and fixes the terms and conditions of each allocation pursuant to a separate agreement entered into with each eligible key employee. The price of shares of stock to be issued upon the exercise of options deemed earned is 100% of the fair market value on the date of the award. The option is not exercisable after the expiration of ten years from the date such option is granted. An option is not transferable by a person to whom it is granted other than by will or the laws of descent and distribution.

Under the 1985 plan, 15,540 of the shares granted are still available for exercise. Under the 1994 plan, 150,000 shares were reserved, and options covering 113,142 shares that have been granted and deemed earned are available for exercise. Under the 2003 plan, all of the plan’s 175,000 shares are reserved and no options have been granted.

Employee Stock Ownership Plan (ESOP). The ESOP is a non-contributory plan supported by annual contributions made at the discretion of the Company’s Board of Directors. The ESOP is a stock bonus plan qualified under Section 401(a) of the Internal Revenue Code and an employee ownership plan under Section 4975(E)(7) of the Internal Revenue Code. Trustees and an administrative committee as appointed by the Chairman of Company’s Board of Directors for the exclusive benefit of participants administer the ESOP. The ESOP is eligible to each Bank and Trust Company employee over the age of twenty-one and credited with at least 1,000 hours of service for the plan year.

Report of the Board of Directors on Executive Compensation

This report is submitted by the Board of Directors of the Company, which is responsible for establishing and administering the Company’s compensation policies and its incentive stock option plan through its Compensation Committee.

General Compensation Policy

The Company’s compensation policy for executive management is designed to achieve the following objectives: (a) to enhance business results of the Company and increase stockholder value by aligning closely the financial interests of its officers with those of its stockholders; (b) to reward executive management consistent with the Company’s annual performance goals; (c) to recognize individual initiative, leadership and achievement; and (d) to provide competitive compensation that will attract and retain qualified corporate officers and key employees.

Executive Officer Compensation Programs

The compensation program for executive management consists of up to four elements: (1) base salary, which is set on an annual basis; (2) a cash incentive based on the achievement of performance goals established by the Compensation Committee; (3) incentive stock options; and (4) participation in the Company’s ESOP program.

The Board of Directors determines general salary and benefit policies and procedures. The Board uses market studies and published compensation data to review competitive rates of pay, to establish salary ranges, and to arrive at base salary levels. The Board approves base salaries at levels competitive with amounts paid to executives with comparable qualifications, experience and responsibilities after comparing salary information of similar sized banks as provided by the Virginia Bankers Association’s Salary Survey of

Virginia Banks and other compensation surveys. In addition, the Board considers the recent performance of the Company and assesses the executive’s past performance and its expectation as to future contributions in leading the Company.

Compensation for senior officers other than the Chairman and the President and Chief Executive Officer is recommended to the Compensation Committee by the President and Chief Executive Officer. The Compensation Committee reviews these recommendations and has the authority to revise the proposed compensation proposals. Once approved by the Compensation Committee, the senior officer’s compensation is referred to the Board of Directors for review, discussion, revision if requested, and approval.

The Board uses a subjective approach to the determination of compensation based on the factors noted above. Except concerning incentive stock options, the Board does not rely on formulas or weights of specific factors. Neither the profitability of the Company nor the market value of its stock is directly utilized in computing an officer’s base compensation. The Company’s executive compensation program has substantially relied on base salary as its primary component.

Incentive stock option grants are earned only if the Compensation Committee determines that the objectives set forth in the option plan document are achieved by a specified date. The objective of these options is to create a link between officer compensation and Company performance. In determining the appropriate level of stock-based allotments, the Committee considers the officer’s contribution toward the Company’s performance. To encourage growth in stockholder value, incentive stock options are granted to all officers who are in a position and have a responsibility to make a substantial contribution to the long-term success of the Company. The Board believes this focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

During 2003, no incentive stock option shares were granted to Mr. Roberts.

Chief Executive Officer Compensation

The compensation paid for 2003 to the Chief Executive Officer of the Company and the Bank, Austin L. Roberts, III, reflects the considered judgment of the Board embracing the policy and process described previously. The Board reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data to other community banks’ senior executives and the Board’s assessment of his past performance and its expectation as to his future contribution in leading the Company.

The Compensation Committee, also, establishes the criteria that would give rise to a cash incentive payment, and the conditions under which incentive stock options might be earned.

Compensation Committee

Bay Banks of Virginia

A. Wayne Saunders, Chairman

Robert C. Berry, Jr.

David W. Cheek

William A. Creager

Ammon G. Dunton, Jr.

John H. Morris, IV

Austin L. Roberts, III

Charles H. Rotert, Jr.

Compensation Committee Interlocks and Insider Participation

During 2003 and up to the present time, there were transactions between the Bank and certain members of the Company’s Board of Directors, or their associates, all consisting of extensions of credit by the Bank in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involve more than the normal risk of collectibility or present other unfavorable features.

The only members of the Board who served as an officer or employee of the Company or any of its affiliates during 2003 are: Ammon G. Dunton, Jr., Chairman of the Board of the Company and the Bank, Austin L. Roberts, III, President and Chief Executive Officer of the Company and the Bank, and William A. Creager, Chairman of the Trust Company.

STOCK PERFORMANCE GRAPH

The graph and table below compares the cumulative total stockholder return on the Company’s common stock with the cumulative total return on the Nasdaq Stock Market Index and the Carson Medlin Independent Bank Index for the five year period ended December 31, 2003, assuming that an investment of $100 was made on December 31, 1998 and dividends were reinvested. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company’s common stock.

	1998	1999	2000	2001	2002	2003
BAY BANKS OF VIRGINIA, INC.	$100	$120	$114	$113	$106	$113
INDEPENDENT BANK INDEX	100	94	89	110	136	176
NASDAQ INDEX	100	185	112	89	61	92

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Bay Banks of Virginia oversees the Company’s financial reporting process on behalf of the Board of Directors of the Company. The Audit Committee is elected by the Board of Directors of the Company. All voting members are independent of management. In addition, the Audit Committee operates under a written charter adopted by the Board of Directors. While management has the primary responsibility for the quality and integrity of the Company’s financial statements and reporting processes, the Audit Committee provides assistance to management in fulfilling this responsibility. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for the Annual Report with management and the independent auditors, and discussed the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements.

In addition, the committee obtained from the independent auditors a formal written statement discussing any disclosed relationship or service which may impact the objectivity and independence of the independent auditors, as required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.” The committee also discussed with the independent auditors all communications required by generally accepted auditing standards, including Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee also monitored the internal audit functions of the Company including the independence and authority of its reporting obligation, the proposed audit plan for the coming year, and the adequacy of management response to internal audit findings and recommendations.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Company’s Audit Committee has also recommended the selection of the Company’s independent auditors.

Audit Committee

Bay Banks of Virginia

A. Wayne Saunders, Audit Committee Chair

Weston F. Conley, Jr.

William A. Creager

Allen C. Marple

Charles H. Rotert, Jr.

Ammon G. Dunton, Jr., Non-Voting Member

Austin L. Roberts, III, Non-Voting Member

ACCOUNTING FIRM FEES

Yount, Hyde and Barbour, P.C. audited the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, reviewed the Company’s quarterly reports on Form 10-Q, and reviewed the Company’s compliance with their formal review of internal controls required by federal banking law.

The following table presents aggregate fees paid or to be paid by the Corporation and the Bank for professional services rendered by Yount, Hyde and Barbour, P.C. (“YHB”) for the audit of the Company’s annual financial statements for fiscal 2003 and fiscal 2002 and fees billed for audit-related services, tax services and all other services rendered by YHB for fiscal 2003 and 2002.

	Fiscal 2003	Percent	Fiscal 2002	Percent
Audit Fees	$40,000	64%	$54,450	78%
Audit-related Fees	19,500	31%	12,150	18%
Tax Fees	3,100	5%	3,000	4%
Total Fees	62,600	100%	69,600	100%

All non-audit services provided by Yount, Hyde and Barbour, P.C. described above were approved by the Audit Committee, which concluded that the provision of such services is compatible with maintaining the independence of Yount, Hyde and Barbour, P.C. The fees listed above as audit-related fees include the fees to perform agreed upon procedures related to the annual FDICIA internal control review. The fees listed above as tax fees are for the preparation of the annual consolidated federal and state income tax returns.

The Audit Committee pre-approves all audit, audit related, and tax services on an annual basis, and in addition, authorizes individual engagements that exceed pre-established thresholds. Any additional engagement that falls below the pre-established thresholds must be reported by management at the Audit Committee meeting immediately following the initiation of such an engagement.

PROPOSAL TWO — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

On the recommendation of the Company’s Audit Committee, the Board of Directors has appointed Yount Hyde, as the Company’s independent auditors for 2004, subject to ratification of the stockholders. The services that Yount Hyde will perform will consist primarily of the examination and audit of the institution’s financial statements, tax reporting assistance, and other audit and accounting matters. A representative of Yount Hyde will be available at the Annual Meeting to answer any questions from stockholders.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2004. Proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

ACCOUNTING FIRM INFORMATION

On March 26, 2002, the Company’s Board of Directors voted to engage Yount Hyde as the independent public accountant to audit the Company’s financial statements for the fiscal year ending December 31, 2002, to replace the firm of Eggleston Smith, P.C. (“Eggleston Smith”), the independent public accountant engaged to audit the Company’s financial statements as of December 31, 2001 and 2000, and for each of the years in the two year period ended December 31, 2001.

Consistent with the Company’s policies, it conducted a bidding process to select the independent public accountant to audit the Company’s fiscal year ending December 31, 2002. The Company’s Audit Committee received bids from several independent public accounting firms, including Eggleston Smith. After reviewing the proposals, the Company’s Audit Committee selected Yount Hyde, which the Company’s Board of Directors approved.

Eggleston Smith’s report on the consolidated financial statements as of December 31, 2001 and 2000, and for each of the years in the two year period ended December 31, 2001, contained no adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles. In connection with the audit of the two fiscal years ending December 31, 2001 and the subsequent interim period preceding the engagement of Yount, Hyde, there were no disagreements with Eggleston Smith on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

Some of the Company directors, executive officers, and members of their immediate families, and corporations, partnerships and other entities, of which such persons are officers, directors, partners, trustees, executors or beneficiaries, are customers of the Bank. All loans and loan commitments to them were made in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. It is the policy of the Bank to provide loans to officers who are not executive officers and to employees at more favorable rates than those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

The law firm of Dunton, Simmons & Dunton serves as legal counsel to the Company, the Bank and the Trust Company. Mr. Ammon G. Dunton, Jr. is a senior member of the firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in Company common stock. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during 2003.

OTHER MATTERS

Bylaw Amendment to Fix Number of Directors at Seven

On February 18, 2004, the Board of Directors, acting pursuant to the authority granted to it by Article VIII of the Company’s By-Laws and the Code of Virginia, approved an amendment to Article III, Section 3, Directors, of the By-Laws. Section 3 was amended in its entirety as follows:

Section 3. Number of Directors. The Board of Directors shall consist of seven (7) members who shall be divided into three (3) classes with respect to terms of office. Classes I and II shall consist of two (2) directors each and Class III shall consist of three (3) directors.

Before the amendment, the section read as follows:

Section 3. Number of Directors. The Board of Directors shall consist of six (6) members, who shall be divided into three classes with respect to terms of office, each class to contain one-third of the directors.

General

Management knows of no other business to be brought before the Annual Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy shall be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

STOCKHOLDER PROPOSALS

The Company’s By-Laws provide that, in addition to any other applicable requirements, for business (including stockholder nominations of Director candidates) to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice in writing to the Secretary of the Company no later than 120 days before the date of the anniversary of the immediately preceding annual meeting. As to each matter, the notice must comply with certain informational requirements set forth in the By-Laws. These requirements are separate and apart from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet to have a proposal included in the Company’s proxy materials. To be considered for inclusion in the Company’s proxy materials relating to the 2004 Annual Meeting of Stockholders pursuant to applicable Securities and Exchange Commission rules, the Secretary of the Company must receive stockholder proposals no later than December 10, 2004. Stockholder proposals should be addressed to Corporate Secretary, Hazel S. Farmer, Bay Banks of Virginia, Inc., 100 S. Main Street, P.O. Box 1869, Kilmarnock, Virginia 22482.

The 2005 Annual Meeting of Stockholders is scheduled for Monday, May 16, 2005.

Shareholder Communication

Bay Banks of Virginia has a process whereby shareholders can contact the Company’s directorship. Corporate shareholder contact information is available on the Company website at www.baybanks.com.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, excluding exhibits, as filed with the Securities and Exchange Commission can be obtained without charge by writing to Richard C. Abbott, Treasurer, Bay Banks of Virginia, Inc., 100 South Main Street, P. O. Box 1869, Kilmarnock, Virginia 22482. This information may also be accessed, without charge, by visiting the Securities and Exchange Commission’s Electronic Data Gathering and Retrieval Service (“EDGAR”) website at www.sec.gov.

Appendix A

Audit Committee Charter

BAY BANKS OF VIRGINIA, INC.

AUDIT COMMITTEE CHARTER

The Bay Banks of Virginia’s (Company) Audit Committee Charter defines the primary functions, duties and responsibilities of the Committee. The Board of Directors and Audit Committee approved the Charter and so noted their approval in the Board and Committee minutes.

FUNCTION

The Audit Committee is responsible for securing and reviewing external and internal financial and non-financial information about the Company. The Committee also provides oversight with respect to (1) the adequacy of audit coverage of the Company; (2) the satisfactory implementation by management of an adequate system of internal control throughout the Company; and (3) compliance by the Company with applicable laws, regulations and corporate policy.

DUTIES AND RESPONSIBILITIES

In carrying out its duties and responsibilities, the Audit Committee will meet at least 4 times per year and shall:

1.	Review and evaluate the adequacy of the control environment, management controls and internal accounting controls (i.e. system of internal control) of the Company, including management’s assessment and attestation of the internal control system and risk management processes.

2.	Have direct access to the Company’s External and Internal Auditors and provide an open and independent avenue of communication between the External and Internal Auditors and the Board of Directors to understand Company’s activities, strategic direction, related party transactions, and non-routine transactions.

3.	Be directly responsible for the engagement or discharge of the External Auditors together with the review and approval of the approach, purpose and type of professional services to be performed by the External Auditors.

4.	Review fee arrangements with the External Auditors for audit services to be provided by them for the Company.

5.	Review the performance and independence of the External Auditors.

6.	Meet with the External Auditors at the completion of their annual audit to:

a.	Review the annual financial statements and the results of the audit.

b.	Review the External Auditor’s evaluation of:

(1)	The quality and adequacy of the accounting, financial and internal audit policies, procedures, and controls for the Company.

(2)	The overall internal controls of the Company.

(3)	The adequacy of the Loan Loss Reserve.

(4)	Other matters which came to the External Auditor’s attention during the course of the audit.

c.	Timely review the External Auditor’s management letter and management’s response and their report to the Audit Committee.

7.	Review the External Auditor’s annual planning memorandum.

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8.	Approve the internal audit plan and review and approve the results of the internal audit plan on not less than an annual basis.

9.	Receive and review copies of internal audit reports issued by the Internal Auditor together with the responses received from the management of the audited function.

10.	In the event of the resignation, termination or death of the Internal Auditor, assist management in the search and evaluation of candidates for the position and to recommend the most qualified candidate to the full Board for appointment as Internal Auditor.

11.	Review (1) complaints received by the Company regarding accounting, internal accounting controls, auditing matters, and (2) confidential submissions by employees regarding questionable accounting or auditing methods.

12.	Direct and supervise investigations into matters within the scope of its duties and, if appropriate, hire special counsel or other experts to assist with such investigations.

13.	Have direct access to outside legal counsel to ensure that legal questions are properly surfaced and addressed.

14.	Review examination reports by regulatory agencies together with management’s response to such reports as determined by the Committee or the Board.

15.	Review Securities and Exchange Commission Reports Form 10-K and Form 10-Q and report findings to the Board of Directors prior to the Board of Directors action on the submission of the Reports.

16.	Perform other oversight functions as requested by the Board of Directors and report to the Board concerning the proceedings of the Committee and its findings and concerns.

17.	Perform overview of the risk management policies including operating review, profit plan reviews, industry and market updates, financial community expectations, information technology changes, legal briefings, compensation programs, and current and emerging risks.

MEMBERSHIP

The membership of the Audit Committee shall consist of not less than three (3) independent Directors, elected by the Board of Directors, who shall have the responsibility of seeing that the Company is audited regularly. All of the voting members of the Committee shall consist of non-employee Directors. The Committee’s non-employee Directors must be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member.

The Secretary to the Board of Directors or, in such person’s absence, the Assistant Secretary to the Board shall act as the recording Secretary to the Audit Committee.

The Audit Committee may have in attendance at its meetings such members of management and/or the external and internal auditors as it may deem necessary or desirable to provide the necessary information to carry out its duties and responsibilities.

The duties and responsibilities of the Directors on the Audit Committee are in addition to those recommended for a member of the Board of Directors.

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BAY BANKS OF VIRGINIA, INC.

This Proxy is solicited on behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Weston F. Conley, Jr. and Austin L. Roberts, III, or either of them, as proxies with full power of substitution to represent the undersigned and vote, as designated below, all the shares of common stock of Bay Banks of Virginia, Inc. held of record by the undersigned on March 29, 2004, at the Annual Meeting of Stockholders to be held on May 17, 2004, at 1:00 p.m. at the Indian Creek Yacht & Country Club, Kilmarnock, Virginia, or any adjournment thereof, on each of the following matters:

1.	To elect three (3) directors to serve for a term which expires at the annual meeting of stockholders in 2007 (Class III):

☐	FOR all Nominees listed below	☐	WITHHOLD AUTHORITY to vote (except as marked to the contrary below for those indicated below)

Robert C. Berry, Jr.	Ammon G. Dunton, Jr.	Richard A. Farmar, III

NOTE:    You may line through the name of any individual nominee for whom you wish to withhold your vote.

2.	To ratify the selection by the Board of Directors of Yount Hyde and Barbour, P.C., independent certified public accountants, as auditors of the Company for 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. The Board of Directors has not been notified of any such matters.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” each proposal. All joint owners MUST sign.

Please sign exactly as your name appears below. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature

Signature (if jointly owned)
Dated: , 2004

Please mark, sign, date and return this Proxy promptly in the enclosed envelope.